Exhibit 10.9

MICHAEL K. LONGINOTTI
607 FAIRWAY DR.
NORTH VANCOUVER
B.C., CANADA V7G 1Z5

Consulting Agreement

November 12, 2008

Mr. John Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street, Suite 800
Vancouver, B.C. V6E 4A4

Re: Consulting Agreement ("Agreement")

Dear John,

We understand Gryphon Gold Corporation ("Gryphon" or the "Company") wishes to engage Michael K. Longinotti ("Longinotti") to provide consulting services ("Services") to Gryphon.

This letter confirms our mutual agreement in accordance with the terms and conditions set forth below.

1.

Longinotti shall act as a accounting and financial advisor to Gryphon and shall perform such Services as are required by Gryphon, including the following:

a)

Assist in the debt and equity financing of the Company,

b)

Assist with ongoing accounting, including check signing, reconciliation of bank accounts, review of monthly and quarterly reports, attend audit committee and board meetings as required by Gryphon,

c)

Provide accounting advise regarding US generally accepted accounting principals as it applies to the books and records of Gryphon and when necessary advise the company on the application of those principals,

d)

Assist with the preparation and review of press releases and other public documents,

e)

Act in the capacity of Chief Financial Officer (CFO),

f)

Act as the Principal Financial and Accounting Officer as defined by the SEC,

g)

Assist in the maintenance of relationships with key shareholders of and prospective investors in the Company, and,

h)

Perform other associated duties as instructed by the CEO or Controller.

2.

Gryphon and Longinotti recognise that the position of CFO and Principal Financial and Accounting Officer is a sensitive position with associated liability. In order for Longinotti to fulfill his obligations in these positions, his approval is required before filing press releases or documents with the SEC or TSX.

3.

The compensation payable to Longinotti by Gryphon during the term of this Agreement shall be as follows:

a)

Actual hours spent will be reimbursed at a rate of Cdn$90 per hour, billed monthly, such amounts paid monthly in arrears,

b)

Actual necessary and customary out of pocket expenses incurred by Longinotti in the discharge of these duties will be reimbursed at cost, such amounts paid monthly in arrears.

4.

The term of this agreement shall be for a period beginning on the 12 November 2008 and ending 12 months less a day thereafter unless extended by mutual agreement in writing or terminated earlier in accordance with this Agreement. Gryphon shall have the right to terminate this Agreement and the engagement with Longinotti at any time during the term of this Agreement upon 10 days notice in writing to Longinotti. Longinotti shall have the right to terminate this Agreement and the engagement with Gryphon prior to the end of the term of this Agreement upon 10 days notice in writing to Gryphon.

5.

Longinotti shall be indemnified by Gryphon to the extent and in the manner set out in Schedule A attached hereto, which is incorporated herein by reference.

6.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given to:

a)

Mr. John Key, CEO, Gryphon Gold Corporation, 1130 West Pender Street, Suite 800, Vancouver, BC V6E 4A4;

b)

Mr. Michael K. Longinotti, 607 Fairway Dr., North Vancouver, BC, V7G 1Z5

7.

This agreement shall be governed by and interpreted in accordance with the laws of British Columbia, and the courts of British Columbia shall have the exclusive jurisdiction over this Agreement and any claim or dispute arising under it.

8.

Each party's interests and rights under this Agreement may only be assigned or transferred upon the written consent of the other party and only if there is no change in beneficial ownership, such consent not to be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties and their proper heirs, personal representatives, and successors and assignees.

Sincerely,

/s/ Michael K. Longinotti
Michael K. Longinotti

Would you kindly indicate your acknowledgment of this agreement and your approval of the above terms and conditions by signing and returning the enclosed duplicate of this letter.

The appointment of Michael K. Longinotti, on the terms and conditions set out in this letter is confirmed and agreed to as of November 12, 2008.

Gryphon Gold Corporation

By: __________________________

SCHEDULE A

Gryphon Gold Corporation ("Indemnitor") hereby agrees to indemnify and hold Michael K. Longinotti ("Longinotti") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of counsel and other related expenses that may be incurred in investigating or advising with respect to and/or defending any action, suit, proceeding or claim that may be made against Longinotti, whether or not resulting in liability) to which Longinotti may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses' losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by Longinotti in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

i. Longinotti has been grossly negligent or dishonest or have committed any fraudulent or illegal act in the course of such performance; and

ii. the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty, illegality or fraud referred to in (i),

If the foregoing indemnification is found other than by reason of the occurrence of an event, other than those referred to in (i) and (ii) above, to be unenforceable by a court of competent jurisdiction in a final judgment that has become non-appealable, then the Indemnitor shall contribute to the amount paid or payable by Longinotti as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and Longinotti on the other hand but also the relative fault of the Indemnitor and Longinotti, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by Longinotti as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by Longinotti under the attached letter agreement. The rights of contribution herein provided shall be in addition to and not in derogation of any other right to contribution which Longinotti may have by statute or otherwise by law.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or Longinotti by any governmental commission or regulatory authority or any other party or in case any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or Longinotti or Longinotti shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by Longinotti, Longinotti shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse Longinotti for time spent by the Personnel in connection therewith) and out-of-pocket expenses incurred by Longinotti and the Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against Longinotti, or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, Longinotti will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. No settlement of any claim shall be made without the consent of the Indemnitor and Longinotti. If the Indemnitor gives written notice of a settlement of a specific claim, which settlement it is prepared to accept, and Longinotti is unwilling to accept such settlement, the amount which the Indemnitor is required to pay to the Longinotti in respect of that specific claim shall be limited to an amount equal to the amount of such proposed settlement plus the amount of all expenses for which the Longinotti would be entitled to be reimbursed or indemnified as of the effective date of such settlement.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise owe.

The foregoing provisions shall survive the completion of services rendered under or any termination or purported termination of the attached letter agreement all as in accordance with such letter agreement.

/s/ Michael K. Longinotti
Michael K. Longinotti

Agreed to and accepted as of November 12, 2008.

_______________________________ for Gryphon Gold Corporation